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                                                                    EXHIBIT 16.1





September 15, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Educational Insights, Inc. dated September 12, 2000.

Yours truly,


DELOITTE & TOUCHE LLP